Exhibit 99.1

CONVERTIBLE PROMISSORY NOTE

DUE November 16, 2021

NOTICE OF CONVERSION

The undersigned hereby elects to convert $500,000,000.00 principal amount of the Note (defined below) into 50,000,000 shares of Common Stock of YANGTZE RIVER DEVELOPMENT, LTD., a Nevada corporation (the “Borrower”) according to the conditions of the convertible note of the Borrower dated as of November 16, 2016, (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Wight International Construction, LLC

Date of Conversion:	November 17, 2016
Applicable Conversion Price:	$10.00 per share
Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Note:	50,000,000
Amount of Principal Balance Due remaining Under the Note after this conversion:	Zero Dollars ($0.00)

Wight International Construction, LLC
By:	Armada Enterprises GP, LLC

By:	/s/ George Wight
Name: George Wight
Title: Managing General Partner